For Immediate Release
Contact:
Bruce Riggins	Jerry Daly or Carol McCune
VP, Strategic Planning & Analysis	Daly Gray Public Relations (Media)
(703) 812-7223	(703) 435-6293

MeriStar Hospitality Reports on Hurricane Charley Impact to Florida Properties

No Material Impact Expected on 2004 Earnings

     ARLINGTON, Va., August 17, 2004—MeriStar Hospitality Corporation (NYSE: MHX), one of the nation’s largest hotel real estate investment trusts (REIT), today said that its properties on Florida’s Captiva and Sanibel Islands were affected to varying degrees by Hurricane Charley. “While it is too early to fully estimate the extent of the damage, our initial assessment suggests that there was not a significant amount of structural damage to the facilities, but the landscaping damage was extensive on Captiva Island,” said Paul W. Whetsell, MeriStar’s chairman and chief executive officer. “We are working with our insurance carriers and proceeding with reopening the properties as soon as possible.

     “The hotels’ staff handled the evacuation of all guests and associates smoothly, and we are thankful that no one was injured at our properties,” Whetsell said. “I visited the area over the weekend, and given the extensive property damage in close-by communities, we were indeed very fortunate.”

     Company officials said all of the properties were insured, with both property and business interruption coverage in place. The company said it does not expect the hurricane to have a material impact on the company’s third-quarter and full-year 2004 earnings, and accordingly it has not adjusted its earnings guidance for the third quarter or the full year.

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MeriStar Hospitality

     Arlington, Va.-based MeriStar Hospitality Corporation owns 77 principally upscale, full-service hotels in major markets and resort locations with 21,619 rooms in 22 states, and the District of Columbia. The company owns hotels under such internationally known brands as Hilton, Sheraton, Marriott, Ritz-Carlton, Westin, Doubletree and Radisson. For more information about MeriStar Hospitality Corporation, visit the company’s Web site:

www.meristar.com.

     This press release contains forward-looking statements about MeriStar Hospitality Corporation, including those statements regarding future operating results, the timing and composition of revenues, expected levels of capital expenditures, and expected proceeds from asset sales, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include but are not limited to: economic conditions generally and the real estate market specifically; the effect of threats of terrorism and increased security precautions on travel patterns and demand for hotels; the threatened or actual outbreak of hostilities and international political instability; governmental actions; legislative/regulatory changes, including changes to laws governing the taxation of REITs; level of proceeds from asset sales; cash available for capital expenditures; the availability of capital; our ability to refinance debt; rising interest rates; rising insurance premiums; competition; supply and demand for hotel rooms in our current and proposed market areas; other factors that may influence the travel industry, including health, safety and economic factors; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the company’s filings with the Securities and Exchange Commission. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.